                                                   Exhibit 23.2
                                                   ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of MapInfo Corporation on Form S-8 (1993 Employee Stock Purchase Plan) of our report dated October 28, 1998, except for Note 16, as to which the date is December 15, 1998, on our audits of the consolidated financial statements and financial statement schedule of MapInfo Corporation and Subsidiaries as of September 30, 1997 and 1998, and for the years ended September 30, 1996, 1997, and 1998, which report is included in the Company's 1998 Annual Report on Form 10-K.



                                    /s/ PricewaterhouseCoopers LLP



Albany, New York
March 3, 1999